UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2008

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)(1) On December 4, 2008, the Board of Directors of the Company resolved to expand the actual number of directors on the board from seven (7) to eight (8) and filled the vacancy created thereby by electing John L. Killmer to serve as a member of the Board until the next annual shareholders’ meeting.

(2) Mr. Killmer was identified by the Board in the course of a retained search conducted by a third party recruiter for the Company.

(3) Mr. Killmer was appointed to serve on the Finance Committee of the Board.

(4) Since the beginning of the Company’s last fiscal year, there have been no transactions nor any currently proposed transactions in which Mr. Killmer was or is to be a participant in which the amount in question exceeds $120,000 and in which the Company (or any related person as defined in Item 404(a) of Regulation S-K) either had or will have a direct or indirect material interest.

(5) In conjunction with his election to the Board of Directors of the Company, Mr. Killmer was awarded a pro-rated portion of the directors’ annual equity award (i.e., $50,000 divided by the fair market value of the Company’s common stock on the date of award ($9.73), multiplied by a fraction, the numerator of which is the number of days from the date of award until the first anniversary of the last annual meeting of stockholders (184) and the denominator of which is 365) equal to 2,590 shares of common stock of the Company. In addition, Mr. Killmer will receive compensation for services on the Board of Directors in the amount of a quarterly retainer fee of $7,500, an attendance fee of $2,500 per meeting of the Board of Directors, an attendance fee of $1,000 per meeting of the Finance Committee of the Board of Directors, and a per diem fee of $2,000 for special assignments as determined from time to time by the Board of Directors. Mr. Killmer will be entitled to the compensatory arrangements otherwise more fully described in the Company’s Schedule 14A Proxy Statement dated May 7, 2008 and filed with the Securities Exchange Commission on May 8, 2008.

Item 8.01	Other Events

On December 5, 2008, American Vanguard Corporation announced the election of John L. Killmer as director. The full text of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated December 5, 2008 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: December 5, 2008	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated December 5, 2008.